                                                                   EXHIBIT 10.11

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                               LICENSE AGREEMENT

     This License Agreement ("Agreement") entered into on the 24th day of March 1997 ("Effective Date") is between Ramp Networks, a California corporation with a principal place of business at 3180 De La Cruz Blvd., Suite 200, Santa Clara, California 95054 ("Ramp"), and Compaq Computer Corporation, a Delaware corporation with a principal place of business at Houston, Texas ("Compaq").

                                  WITNESSETH

     WHEREAS, Ramp has developed the WebRamp Internet access device, and has acquired all intellectual property rights contained in such product, and

     WHEREAS, Ramp desires to grant to Compaq and Compaq desires to have, under the terms and conditions of this Agreement, a royalty bearing manufacturing and distribution license for the Term of this Agreement, to a modified version of such WebRamp Internet access device to be made by Compaq or for Compaq under Ramp patents, copyrights, know how, trade secrets and any other necessary and/or useful Ramp intellectual property rights, and

     WHEREAS, Compaq desires to own all rights to the Exclusive Features (as defined below).

     NOW, THEREFORE, the parties agree as follows:

                                  SECTION 1.0
                                  DEFINITIONS

     In this Agreement, the following terms shall have the following meanings:

     1.1 "Change of Control" shall be deemed to have occurred if (i) any person or entity becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of Ramp's outstanding securities, or (ii) a merger or consolidation of Ramp with any other entity is approved, unless the voting securities of Ramp outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving entity immediately after such merger or consolidation.

     1.2 "Code" shall mean computer programming instructions which are used in or shipped with a Licensed Product or for use in the manufacture, testing, sale or support of the Licensed Products. Unless specifically stated otherwise, Code shall include Executable Code, Object Code, Source Code, Third Party Code, and any bug fixes thereof in existence from time to time during the course of this Agreement.


*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          a) "Executable Code" shall mean Code that loads and executes without further processing by a software compiler or linker.

          b) "Object Code" shall mean the Code that results when Source Code is processed by a software compiler, but is not Executable Code.

          c) "Source Code" shall mean the human-readable form of the Code and related system documentation, including all comments and any procedural language.

          d) "Third Party Code" shall mean Code which Compaq, Ramp or another, respectively owns the copyrights and other intellectual property rights or otherwise has sufficient authorization to grant or assert rights in such Code.

     1.3  "Compaq" shall mean Compaq Computer Corporation and its Subsidiaries,

     1.4 "Deliverables" shall mean the Ramp Documentation, Licensed Product, and any other materials, know how and support reasonably required by Compaq and/or Fabco to efficiently and effectively start up and manufacture, test, and/or support the Licensed Products in accordance with this Agreement. Deliverables include but are not limited to those items listed in Attachment A, and any Revisions thereto, and any of such items that Ramp generally provides to its manufacturers, and Source Code solely for the purpose stated in Section 4.3.

     1.5 "Exclusive Features" shall mean the Licensed Product features identified in Exhibit A-1.

     1.6 "Fabco" shall mean Compaq, or any manufacturing company that has agreed to make Licensed Products for Compaq pursuant to the license rights acquired under this Agreement. Fabco shall include any of Fabco's subcontractors engaged to package, test or otherwise assist in the completion or support of the Licensed Products.

     1.7 "Make or Have Made" shall mean to use or have used, reproduce or have reproduced, practice or have practiced, all or any part or derivative of the Ramp Licensed Technology for the fabrication, manufacturing, testing, packaging, maintenance and any other related activities of the Licensed Products.

     1.8 "Licensed Products" shall mean the Compaq version of Ramp's WebRamp Internet access device as described in the Specification, including the Exclusive Features, any Revisions thereof, and, when developed, the "feature enhancements" provided for in Section 3.4 and future versions of the Licensed Product identified in Exhibit A-2.

     1.9 "Milestones" means that set of milestones which are set forth in Exhibit B.

     1.10 "Ramp Documentation" is one or more of datasheets, PG tapes, brochures, application notes, user and technical manuals, test programs and procedures, and similar documents authored or created by or for Ramp and which are necessary in the manufacture of


                                      -2-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

Licensed Products or in the manufacture, sale and/or support of Licensed Products, excluding Source Code.

     1.11 "Ramp Know-How" shall mean all current or future trade secrets and other information of Ramp, whether confidential, proprietary or otherwise, including without limitation all designs, circuitry, software, microcode, specifications, processes, test programs, working drawings, product schedules, yield and cost data, and know how which are necessary in the manufacture of Licensed Products or in the manufacture, sale and/or support of Licensed Products, excluding Source Code.

     1.12 "Ramp Licensed Documentation Copyrights" are copyrights for Ramp Documentation provided to Compaq hereunder.

     1.13 "Ramp Licensed Patents" are all patents and utility models issued or issuing on current or future patent applications with an effective filing date prior to termination or expiration of this Agreement and under which patents or applications therefor Ramp now has or hereafter during the Term of this Agreement obtains rights sufficient to enable Ramp to grant a license or sublicense to Compaq hereunder for the manufacture, sale and/or support of the Licensed Products.

     1.14 "Ramp Licensed Software Copyrights" are all copyrights for any and all Code (including but not limited to, drivers, test suites, diagnostics, firmware, BIOS hypercode, and microcode) which are used in or shipped with a Licensed Product, and/or developed by or for Ramp for use in the manufacture, testing, sale or support of the Licensed Products.

     1.15 "Ramp Licensed Technology" shall mean all Ramp Licensed Patents, Ramp Licensed Documentation Copyrights, Ramp Know-How, and Ramp Licensed Software Copyrights contained in the Deliverables or which are necessary in the manufacture, assembly, testing, sale, support and/or use of Licensed Products. Ramp Licensed Technology shall include any other technology, means, methods, processes, practices, formulas, techniques, procedures, designs, specifications, assembly procedures, schematics and other information and/or intellectual property of whatever nature, whether confidential or not, and whether proprietary or not, which is now in (or hereafter during the term of this Agreement comes into) the possession of Ramp and which are necessary in the manufacture, assembly, testing, sale, distribution, support and/or use of Licensed Products, excluding Source Code. Ramp Licensed Technology shall include Revisions thereto and shall include all items relating to the Licensed Products generally provided by Ramp to its manufacturers. In no event shall Ramp Licensed Technology include any Proprietary Third Party Information unless Ramp has obtained sufficient rights to provide such Proprietary Third Party Information to Compaq under this Agreement.

     1.16 "Proprietary Third Party Information" shall mean information that includes a third party's intellectual property.

     1.17 "Revisions" are improvements resulting from bug fixes made by or for Ramp to the Licensed Product. Revisions shall not include improvements or changes to Licensed Product that add additional functionality.


                                      -3-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     1.18  "Schedule" shall mean the development schedule set in Exhibit B.

     1.19 "Specification" means the External Functional Specifications contained in Exhibit A.

     1.20 "Subsidiaries" shall mean any entity of which more than fifty percent (50%) of the voting rights are owned or controlled, directly or indirectly, by Compaq, provided, however, that such entity shall be deemed to be a Subsidiary only for so long as such ownership or control exists.


                                  SECTION 2.0
                                  DEVELOPMENT

     2.1 Ramp agrees to develop and provide the Deliverables in conformance with the Specifications. Compaq and Ramp shall mutually agree on any changes to the Specification for the Deliverables.

     2.2 Ramp agrees that the Milestones shall not have been satisfied until the Deliverables are accepted by Compaq. If Compaq fails to notify Ramp in writing that it rejects a Deliverable within ten (10) days of its receipt of a Deliverable, then Compaq will be deemed to have accepted such Deliverable. Any rejection of acceptance by Compaq shall include a detailed explanation of the reasons for such rejection.

     2.3 Within two (2) business days from determining that there may be a change or adjustment to the Schedule in the development or testing of Licensed Products, Ramp agrees to inform Compaq in writing of any such proposed changes or adjustments. Upon agreement by Compaq to adjust the Schedule, both parties agree to cooperate to minimize the impact to the project. Compaq's agreement to such changes or adjustments shall not be unreasonably withheld.

     2.4 Ramp understands that time shall be of the essence in meeting the Schedule.

     2.5  Ramp agrees to provide Compaq weekly development status reports.

     2.6 Ramp and Compaq shall hold project program review meetings during the development of the Deliverables and thereafter, as the parties mutually agree. Compaq may, at its option and expense, send its employees to Ramp's facilities to review the status of the development of the Deliverables for Compaq.

     2.7 In consideration for Ramp's agreement to develop the Licensed Product and provide the Deliverables in conformance with the Schedule and the Specifications Compaq shall pay to Ramp a [* * *] payable as follows:

          [* * *] shall be due and payable within 30 days of the execution of LOI dated 2/27/97.


                                      -4-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

          [* * *] shall be due and payable within 45 days of acceptance of the Alpha version of the Licensed Product by Compaq.

          [* * *]   shall be due and payable within 45 days of acceptance of the
          Beta version of the Licensed Product by Compaq.

          [* * *] shall be due and payable within 45 days of the first revenueable shipment of the Licensed Product by Compaq.

     2.8 In the event of a material default by Ramp, Ramp agrees to refund any NRE paid by Compaq.

     2.9 In consideration of the covenants and obligations set forth in this Agreement, Ramp agrees that it shall focus the appropriate resources to the development of the Deliverables. A breach of this provision shall be deemed to be a material breach of this Agreement.

     2.10 Ramp agrees that Compaq shall have no obligations to provide any technology, licenses, firmware, development resources, engineering resources or any contribution for the development of the Deliverables, other than the NRE listed above and as provided in the Exhibit C entitled "Compaq Deliverables".

     2.11 Ramp agrees to enhance or alter the Deliverables to include the future versions of Licensed Products specified in Exhibit A-2, for reasonable NRE fees, in accordance with the schedule contained in Exhibit A-2.

                                  SECTION 3.0
                     LICENSED PRODUCTS DESIGNED FOR COMPAQ

     3.1 Approximately every six months, or at Compaq's request, the parties will discuss the feasibility of designing to Compaq's specifications other devices which may be manufactured and distributed by Compaq; provided, however, that neither party has any obligation to enter into any agreement as a result of such discussions.

     3.2 Ramp shall use reasonable efforts to provide product planning, and engineering resources to evaluate the feasibility and design efforts as contemplated under Section 3.1.

     3.3 In addition, Ramp shall provide Compaq notice of any new Ramp remote access product development and shall provide Compaq a detailed summary of the product functional specification within thirty (30) days of its release from engineering.

     3.4 Ramp shall provide Compaq notice of any new "feature enhancement" of the current Web Ramp internet access device and shall provide Compaq a detailed summary of the feature functional specification within thirty (30) days of its release from engineering. In the event Compaq desires to include such "feature enhancements" in the Licensed Products, for reasonable NRE fees, Ramp shall make reasonable commercial efforts to include such "feature enhancements" in the Licensed Product within sixty (60) days of such "features enhancements"


                                      -5-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

release in a Web Ramp Internet access device. For purposes of this paragraph, "features enhancements" shall mean modifications which enhance existing functionality but do not provide new functionality (by way of example only; increasing SNMP support by providing additional GET's would be considered a "feature enhancement" while adding SNMP support to a nonSNMP capable product would not be considered a "feature enhancement" because it adds new functionality). In no event shall Ramp be required to include modifications in the Licensed Products that add new functionality other than as provided in Exhibit A-2.


                                  SECTION 4.0
                                 LICENSE GRANT

     4.1 Ramp hereby grants to Compaq for the Term of this Agreement a worldwide, royalty bearing (to the extent specified in Section 5.1), non-exclusive license under the Ramp Licensed Technology to Make or Have Made by Fabco, Licensed Products for use, lease, sale and/or distribution by Compaq to its distributors, resellers, and end users. The foregoing shall include the right for Compaq to sublicense some or all of the foregoing rights to (i) Fabco, to the extent necessary to enable Fabco to make the Licensed Products for Compaq as contemplated in this Agreement; and (ii) Compaq's distributors and/or end users to the extent necessary to enable such distributors and/or end users to use, lease, sell or otherwise distribute Licensed Products. Notwithstanding the foregoing, the non-exclusive license granted above shall be exclusive to Compaq in regards to the Exclusive Features, and Compaq shall own all rights, title and interest in the Exclusive Features, including, without limitation, the exclusive right to use, lease, sell and/or distribute the Exclusive Features. Compaq shall have no ownership rights to the Licensed Products except for the Exclusive Features.

     4.2 Ramp hereby grants to Compaq for the Term of this Agreement a worldwide, non-exclusive, royalty bearing (to the extent specified in Section 5.1) license to use, modify, reproduce and to distribute copies, in softcopy and/or hardcopy form, of non-confidential Ramp Documentation covered by a Ramp Licensed Documentation Copyright insofar as that documentation is required by Compaq and its distributors, resellers and end users for the use, sale, support and/or servicing of Licensed Products. Ramp hereby further grants to Compaq for the Term of this Agreement a non-exclusive, non-transferable, royalty bearing (to the extent specified in Section 5.1) license to use, distribute and sublicense Executable Code that is covered by the Ramp Licensed Software Copyrights solely as part of and/or used in Licensed Products to Compaq's distributors, resellers and end users.

     4 3 Ramp hereby grants to Compaq a non-exclusive internal use license to all Source Code contained in the Licensed Product for the sole purpose of providing service and support for the Licensed Products. Such Source Code will be escrowed at Compaq's facility and shall be used be Compaq in accordance with the Attachment B entitled "Source Code Protection and Access Control Procedures". Any derivative works created by Compaq from such Source Code will be provided by Compaq to Ramp, and Compaq shall assign all rights associated with such derivative works to Ramp.


                                      -6-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     4.4 Compaq hereby grants to Ramp a non-exclusive, non-transferable internal use license to use the Compaq Deliverables for the sole purpose of creating Exclusive Features to be incorporated into the Licensed Products in accordance with this Agreement. Such license is limited to Licensed Products only, and cannot be incorporated into any Ramp products or Ramp technology.

     4.5 Compaq hereby grants to Ramp a non-exclusive, non-transferable internal use license to use the "Multipurpose Auto PHY Media Detection Circuit" document dated 8/12/96 for the sole purpose of creating an Exclusive Feature which is to be incorporated into Licensed Products in accordance with the Schedule and Specifications, and is to be returned to Compaq after such Exclusive Feature has been accepted by Compaq. Such license is limited to Licensed Products only, and cannot be incorporated into Ramp products or Ramp technology.


                                  SECTION 5.0
                                ROYALTY PAYMENTS

     5.1 Compaq shall pay royalties to Ramp for Licensed Products in accordance with the following:

          (a) Within forty five (45) days after the end of each calendar quarter, Compaq shall pay a royalty to Ramp for all Licensed Products shipped by Compaq to its distributors, resellers and/or customers during the previous calendar quarter. Such royalty shall accrue at the time of sale of Licensed Products to a Compaq distributor, reseller and/or customer. This royalty shall be computed initially at [ * * ] per net revenueable unit, which shall be reduced by [ * * ] for each [ * * * ] net revenueable units sold (eg. Royalty goes from [ * * ] after [ * * ] net revenueable units, from [ * * * ] after
[* * * ] net revenueable units, etc.) until the royalty is reduced to a minimum of [* * * ] per net revenueable units sold. Such royalty schedule will remain with the Licensed Products (including the new versions identified in Exhibit A-
2), and other royalty schedules will be mutually agreed upon for any new product family.

          (b) No royalty shall accrue to Ramp for copies of a Licensed Product
(i) used solely for testing; (ii) shipped as replacement for products found to be defective in materials, manufacture, or reproduction; (iii) used for demonstrations to prospective customers or as internal use units, not to exceed [ * * * ] per each Licensed Product.

     5.2 Each party shall keep records that, under generally accepted accounting principles, will enable the royalties payable to Ramp to be accurately determined

     5.3 Ramp shall have the right for a period of one year after receiving any royalty report from Compaq to appoint an independent certified public accountant, reasonably acceptable to Compaq, who will have access to Compaq's records during reasonable hours for the purpose of verifying the royalties payable under this Agreement. However, this right cannot be exercised more than once in any calendar year, and the accountant will disclose to Ramp only information relating to the accuracy of the royalty report and payments made under this Agreement. The failure of Ramp to request verification of any royalty report during the one year period will be


                                      -7-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

considered acceptance of the accuracy of the report, and Compaq will have no obligation to maintain any records pertaining to that report beyond the two year period.

     5.4 All payments to Ramp under this Agreement shall be in U.S. dollars and sent to the address below, which address Ramp may change from time to time by notice to Compaq. Payments shall be accompanied by a report which references this Agreement and includes the reporting period, and the basis for the payment amount.

                              Ramp Networks, Inc.
                        3180 De La Cruz Blvd. Suite 200
                         Santa Clara, California 95054

     5.5 All payments to Compaq under this Agreement shall be in U.S. dollars and sent to the address below, which address Compaq may change from time to time by notice to Ramp. Payments shall be accompanied by a report which references this Agreement and includes the reporting period, and the basis for the payment amount.


                          Compaq Computer Corporation
                                P.O. Box 692000
                                 20555 S.H. 249
                             Houston, TX 77269-2000
                           ATTN: Accounts Receivable

                                  SECTION 6.0
                     DELIVERABLES AND TECHNICAL ASSISTANCE

     6 1 Ramp agrees to provide Fabco with the Deliverables and all necessary information, and necessary and reasonable technical assistance, including, but not limited to, the items listed in Attachment A entitled "Deliverables and Technical Assistance", to start up Fabco and fully enable Fabco to manufacture, assemble, and test the Licensed Products, as soon as such items are available, and on an equal priority basis with Ramp's efforts to start up and fully enable Ramp or any of Ramps other manufacturers.

     6.2 Ramp agrees to provide Fabco with all necessary information and technical assistance, including, but not limited to, the items listed in Attachment A to (i) improve the speed with which Licensed Products reach full production status; (ii) for reasonable fees, improve yields and frequency distributions of Licensed Products over time; (iii) for reasonable fees, lower manufacturing costs of Licensed Products over time; and (iv) for reasonable fees, reduce the time required to achieve yield, distribution and cost improvements to the Licensed Products.

     6.3 Ramp agrees to deliver to Fabco the Deliverables, and the items listed in Attachment A as soon as such Deliverables are available, but in all cases no later than the date that Ramp delivers such Deliverables to any of Ramp's manufacturers.


                                      -8-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     6.4 Compaq shall be responsible for obtaining all necessary certifications, including UL and FCC requirements, in order for Licensed Products to be manufactured, sold, and distributed. Compaq will also obtain all homologation and certification requirements.


                                  SECTION 7.0
                         START UP AND OPERATIONAL COSTS

     7.1 Except for the NRE, Ramp shall be responsible for the costs of providing all Deliverables hereunder. Each party shall be responsible for its own costs incurred in (i) starting up manufacturing at Fabco; and (ii) the ongoing operational support of manufacturing Licensed Products at Fabco.


                                  SECTION 8.0
                            CONFIDENTIAL INFORMATION

     8.1 Each party recognizes that as part of this Agreement, it will be necessary to disclose to the other party certain confidential information (hereinafter referred to as ("Information"). Information disclosed that is considered in good faith by the disclosing party as confidential and/or proprietary shall be clearly marked as "Confidential" or "Proprietary" and shall be disclosed in accordance with the Non-Disclosure Agreement signed by Compaq and Ramp dated July 29, 1996. Information not easily marked, including information orally disclosed, shall be summarized in writing and designated confidential by the disclosing party within thirty (30) days of its disclosure.

     8.2 Both parties agree that the party receiving Information will maintain such Information in confidence for a period of five (5) years from the date of disclosure of such Information.

     8.3 Each party shall protect the other party's Information to the same extent that it protects it own confidential and proprietary information and shall take all reasonable precautions to prevent unauthorized disclosure to third parties. Ramp agrees that Compaq may disclose Ramp Information to Fabco pursuant to an agreement which contains confidentiality provisions substantially similar to those contained herein solely for the purposes specified in this Agreement.

     8.4 The parties acknowledge that the unauthorized disclosure of such Information may cause irreparable harm. Accordingly, the parties agree that the injured party shall have the right to seek immediate injunctive relief enjoining such unauthorized disclosure.

     8.5 This provision shall not apply to information (1) known to the receiving party without obligation of confidentiality at the time of receipt from the other party as shown by the receiving party's files and records immediately prior to the time of disclosure, (2) generally known or available to the public through no act or failure to act by the receiving party, (3) furnished to third parties by the disclosing party without restriction on disclosure, or (4) furnished to the receiving party by a third party as a matter of right and without restriction on disclosure.


                                      -9-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

     8.6 Immediately upon termination of this Agreement, at the request of the other party, each of the parties shall promptly return all materials in its possession containing Information of the other party except that Compaq may retain and use any Information necessary in providing, and for the sole purpose of providing, support to its customer base in accordance with the terms of this Agreement.

     8.7 The terms of this Agreement shall be confidential to the parties hereto and may not be disclosed by either party to the public, or to any other third party, without the prior written consent of the other party. The parties agree to issue a press release announcing the existence of this Agreement upon Compaq's first commercial shipment of a Licensed Product. The contents of such press release must be mutually agreed to by both parties. However either party may deliver a copy of this Agreement to one or more bona fide, prospective investors or underwriters who are subject to a reasonable confidentiality agreement. Either party may also disclose the existence and terms of this Agreement, and file a copy of this Agreement in any filing with the S.E.C. if required by the Securities Act of 1933, as amended, or as otherwise required by a court order, law or regulation with reasonable advance notice to the other party.


                                  SECTION 9.0
                         REPRESENTATIONS and WARRANTIES

     9.1 Ramp represents and warrants that Ramp has full and sufficient rights to grant the rights and licenses granted to Compaq herein. Ramp further represents and warrants the Deliverables and the use thereof for their intended purpose do not infringe any patent, copyright, mask work right, trade secret, trademark or other intellectual property rights of any third party. Ramp documents this in the Attachment C "Certificate of Originality" as it relates to any Code delivered by Ramp to Compaq as part of the Deliverables.

     9.2 Ramp represents and warrants that in entering into this Agreement, Ramp does not and will not rely on any promises, inducements, or representations made by Compaq with respect to the subject matter of this Agreement, nor on the expectation of any other business dealings with Compaq, now or in the future, except as specifically provided in this Agreement.

     9.3 Ramp hereby represents, warrants and covenants that the Licensed Products provided to Compaq will operate accurately in the manner in which they are intended as it relates to date related operations when given a valid date containing century, year, month and day, including the following specific performance features, but not limited to: (i) the Licensed Products' must accurately calculate and execute dates using a four digit year; (ii) the Licensed Products' functionality (on-line and batch), including but not limited to entry, inquiry, maintenance and update, must accurately support and execute four digit year processing; (iii) the Licensed Products' interfaces and reports must accurately support and execute four digit processing; (iv) the Licensed Products shall accurately execute the translation into the year 2000 with the correct system date (e.g., 1/1/2000) without human intervention; (v) the Licensed Products must accurately process with a four digit year after transition to and beyond the year 2000, including accurate calculations of leap year, without human intervention; and (vi) the Licensed Products must accurately provide results in forward and backward date calculation


                                     -10-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

spanning century boundaries, and shall accurately convert years previously stored as two digits to four digits. Ramp shall be responsible for, indemnifying and holding Compaq harmless from any damages, costs, liabilities, and/or expenses, including attorneys' fees and other legal costs, arising out of the breach of the foregoing.

     9.4 Ramp represents, warrants and agrees that, as provided by Ramp to Compaq, no material portion of the Code contained in the Licensed Product, other than under documented control of Compaq: (i) is or will be intended, at some specific time or on a specific instruction or occurrence of a given event, to stop, limit or interfere with the operation of the Licensed Product, (ii) is or will be intended to damage or materially alter or render inaccessible the Licensed Product, or any other hardware, software or data which such Code is designed to process or use, or any other hardware, software or data attached to, resident on, or accessible to the system on which such Code is executed or stored, or (iii) contains or will contain any feature which would impair in any way the operation of the Product including, but not limited to, such Code locks or drop-dead devices, date/time expiration codes, or serial number dependent passwords. Ramp shall be responsible for, indemnifying and holding Compaq harmless from any damages, costs, liabilities, and/or expenses, including attorneys' fees and other legal costs, arising out of the breach of the foregoing.

     9 5 Compaq represents and warrants that Compaq has full and sufficient rights to grant the rights and licenses granted to Ramp herein. Compaq further represents and warrants the Compaq Deliverables and the use thereof for their intended purpose does not infringe any patent, copyright, mask work right, trade secret, trademark or other intellectual property rights of any third party.

     9.6 Compaq represents and warrants that in entering into this Agreement, Compaq does not and will not rely on any promises, inducements, or representations made by Ramp with respect to the subject matter of this Agreement, nor on the expectation of any other business dealings with Ramp, now or in the future, except as specifically provided in this Agreement.


                                  SECTION 10.0
                                INDEMNIFICATION

     10 l Ramp will defend, indemnify and hold Compaq harmless from any and all costs, expenses and damages suffered by Compaq in connection with any legal action brought against Compaq by any third party alleging infringement of any patent, copyright, mask work, trade secret or intellectual property right by the Deliverables, or the use thereof for its intended purpose. Ramp's indemnity obligations to Compaq under this Section 10.1 shall not apply unless: (i) Ramp is promptly notified in writing of such legal action and given the option to take sole control, at it's expense, of the defense of such legal action including any settlement negotiations; and (ii) Compaq agrees, at its expense, to provide reasonable assistance in the defense of such legal action. Without prejudice to the foregoing indemnity, in case any of the Deliverables are held to constitute such infringement and the use for its intended purpose of the Licensed Product(s) is enjoined, Ramp shall at its discretion and expense, either (i) procure for Compaq the right to continue using the Deliverables, or
(ii) modify such Deliverables so that it


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Such material has been filed separately with the Securities and Exchange
Commission.

becomes non-infringing. Notwithstanding the foregoing, to the extent a Deliverable is the result of Ramp's implementation of a Compaq Deliverable, then Ramp shall not be responsible for indemnification under this Section 10.1, unless Ramp's implementation, rather than the Compaq Deliverable causes the third party intellectual property infringement in question.

     10.2 Notwithstanding the provisions of Section 10.1 above, Ramp assumes no liability for (i) any claim arising out of a modification of a Deliverable, or any part thereof, not made by or for Ramp, (ii) to any claim arising out of the combination, operation or use of the Deliverable with hardware or software not furnished by Ramp to the extent such claim would not have arisen had such combination, operation or use not occurred, (iii) any third party equipment furnished hereunder to complete Compaq's order, or (iv) any trademark infringements involving any marking or branding not applied by Ramp or involving any marking or branding applied at the request of Compaq.

     10.3 Compaq will defend, indemnify and hold Ramp harmless from any and all costs, expenses and damages suffered by Ramp in connection with any claim or action brought against Ramp by any third party alleging infringement of any patent, copyright, mask work, trade secret or intellectual property right by a derivative work (excluding the underlying Deliverables) made by Compaq pursuant to this Agreement, a Compaq Deliverable, or an Exclusive Feature, that is incorporated into the Licensed Product. Compaq's indemnity obligations to Ramp under this Section 10.3 shall not apply unless: (i) Compaq is promptly notified in writing of such legal action and given the option to take sole control, at it's expense, of the defense of such legal action including any settlement negotiations; and (ii) Ramp agrees, at its expense, to provide reasonable assistance in the defense of such legal action. Notwithstanding the foregoing, to the extent an Exclusive Feature results from Ramp's implementation of a Compaq Deliverable, and Ramp's implementation, rather than the Compaq's Deliverable causes the third party intellectual property infringement in question, then Compaq shall not be responsible for indemnification under this
Section 10.3 for such Exclusive Feature.

     10.4 THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF A PARTY AND THE EXCLUSIVE REMEDY OF THE OTHER PARTY WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.


                                  SECTION 11.0
                             LOGO and DOCUMENTATION

     11.1 Ramp shall provide Ramp Documentation to Compaq as soon as available so that Compaq may provide marketing and technical support to its customers for Licensed Products.

     11.2 No rights to Compaq's or Ramp's trademarks, trade names or brand names are conferred, either expressly or by implication.




                                  SECTION 12.0
                                CUSTOMER SUPPORT


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Commission.

     12.1 During the term of this Agreement, and for a period of 5 years from the date of the last shipped unit, Ramp will provide 3rd level product support to Compaq as provided in Attachment D.

     12.2 Ramp shall provide to Compaq all Revisions and modifications hereafter developed by Ramp that correct defects in the Licensed Products, Ramp Licensed Technology, or Code and such modifications and Revisions shall be included in the license granted by this Agreement.


                                  SECTION 13.0
                              TERM and TERMINATION

     13.1 The term of this Agreement shall commence upon the Effective Date and shall continue for a period of two (2) years ("Term"). This Agreement shall be automatically renewed at the conclusion of the Term for successive one (1) year periods unless one of the parties indicates by written notice to the other party not less than one hundred and twenty (120) days prior to the end of the then current Term that it does not intend to renew the Agreement.

     13.2 Either party has the right to terminate this Agreement by giving written notice of the breach if the other party fails to observe the material terms, covenants, and conditions hereof, and fails to correct said breach within thirty days after that party has given written notice thereof Termination by the non-defaulting party may take place upon expiration of the thirty day period, unless (i) the default cannot reasonably be cured within thirty (30) days; and
(ii) the defaulting party is using its good faith efforts to cure the breach expeditiously; and (iii) the defaulting party has provided the non defaulting party with a plan and date to cure the breach that is acceptable to the non defaulting party in its reasonable discretion. In the event that the breach is still not cured at the end of the planned cure date, the non defaulting party may terminate this Agreement by sending a written notice of termination with such termination to be effective immediately upon its receipt by the defaulting party.

     13.3  Compaq shall have the right to terminate this Agreement:

          (a) in the event Ramp becomes bankrupt or insolvent, suffers a receiver to be appointed, makes an assignment for the benefit of creditors, or undergoes a Change in Control; or

          (b) at will, as Compaq deems necessary, upon 90 days prior written notice. In the event Compaq terminates for convenience then Compaq shall pay to Ramp any remaining NRE.

     13.4 Waiver by a party of a single failure or succession of failures of performance by the other party will not deprive a party of its right to terminate this Agreement by reason of a subsequent failure of performance.

     13.5  Upon termination or expiration of this Agreement, the licenses in
Section 4 (excluding Section 4.3) shall terminate. Compaq agrees to cease all sale and use of Licensed


                                     -13-
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Such material has been filed separtely with the Securities and Exchange
Commission.

Products except that Compaq may finish manufacturing and selling any Licensed Products either in process, or already manufactured by Fabco and/or subcontractors. Compaq shall make no further use of and shall return to Ramp, any and all designs, literature, and written technical information relating to Licensed Products and copies thereof except as necessary for Fabco to complete the manufacture of all in process Licensed Products and deliver such to Compaq, and for Compaq to support Licensed Products pursuant to Section 4.3. Compaq may, in accordance with the terms of this Agreement, continue to manufacture and sell any inventory of Licensed Products, on hand or in process, at the time of termination or expiration.

     13.6 Notwithstanding the termination of this Agreement, neither party may be relieved of liability to the other for any breach of this Agreement occurring prior to the date of termination or for payment of any monies which became due or payable prior to the date of termination or after termination with respect to Licensed Products sold by Compaq pursuant to Section 13.5 above.

     13.7 The termination or expiration of this Agreement shall not affect any rights or licenses exercised or granted by Compaq and/or Fabco prior to termination or expiration with respect to Licensed Products made by Fabco and used by Compaq in accordance with this Agreement, including those delivered to customers or used internally by Compaq.

     13.8 The provisions of Sections 5.0 (Royalty Payments), 8.0 (Confidential Information), 10.0 (Indemnification), 11.2 (Logo and Documentation), 12.0 (Support), 13.5, 13.6, 13.7 and 13.8 (Termination), 16.0 (Notice), and 17.0
(Limitation of Liability) shall survive and continue with respect to the subject matter of this Agreement after the termination or expiration of this Agreement. The provisions of Section 4.3 shall survive for a period of 5 years from the date of the last shipped Licensed Product unit.


                                  SECTION 14.0
                                   ASSIGNMENT

     14.1 Neither party may assign this Agreement or any part without the express written consent of the other party. However, either party may assign this Agreement in its entirety to a successor in ownership of all or substantially all of its assets if the successor expressly assumes in writing all of the terms and conditions of this Agreement.


                                  SECTION 15.0
                                 FORCE MAJEURE

     15.1 Neither party shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by fire, flood, war, embargo, riot or the intervention of any government authority or any other factor beyond the control of either party ("Force Majeure"), provided that the party suffering such delay immediately notifies the other party of the delay.


                                  SECTION 16.0
                                     NOTICE


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Commission.

     16.1 Any notice to be given by either party to the other may be given in person or by facsimile transmission or by first class letter sent to the last known address or place of business of the other party and the notice will be deemed to have been given at the expiration of two business days from the date of the facsimile or five business days from the date the letter is deposited with the U.S. Postal Service unless actual receipt at an earlier date is established, and proof that the facsimile was sent or that the letter was properly addressed and deposited will be sufficient evidence of service. Until further advised, all notices will be sent as follows:

Ramp:                                    Compaq:

Ramp Networks, Inc.                      Compaq Computer Corporation
3180 De La Cruz Blvd.                    P.O. Box 692000
Suite 200                                20555 S.H. 249
Santa Clara, CA 95054                    Houston, TX  77269-2000
ATTN.:  President                        ATTN.: [ * * * ]

with a copy to:                          with a copy to:
Venture Law Group                        Compaq Computer Corporation
2800 Sand Hill Road                      P.O. Box 692000
Menlo Park, CA 94025                     20555 S.H. 249
ATTN.:  Tae Hea Nahm                     Houston, TX  77269-2000
                                         ATTN.:  General Counsel


                                  SECTION 17.0
                            LIMITATION OF LIABILITY

     17.1 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, INCIDENTAL DAMAGES OR CONSEQUENTIAL DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED, HOWEVER, THAT THE LIMITATIONS OF THIS SENTENCE WILL NOT APPLY TO (i) CLAIMS BY EITHER PARTY FOR BODILY INJURY OR DAMAGE TO REAL PROPERTY OR TANGIBLE PERSONAL PROPERTY CAUSED BY THE OTHER PARTY'S GROSS NEGLIGENCE.


                                  SECTION 18.0
                               GENERAL PROVISIONS

     18.1 This Agreement and its Attachments and Exhibits are the entire agreement between Ramp and Compaq with respect to the subject matter hereof, and it supersedes any and all prior or contemporaneous related discussions, agreements and understandings with respect to the subject matter hereof.

     18.2 Neither party is an agent of the other as a result of this Agreement or any transaction relating to this Agreement.


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Such material has been filed separately with the Securities and Exchange
Commission.

     18.3 The waiver of any breach or of any term or condition of the Agreement does not waive any other breach of that term or condition or of any other term or condition.

     18.4 Each party shall pay when due all taxes imposed on it as the result of its performance of this Agreement.

     18.5 This Agreement shall be governed by the laws of the United States of America and the substantive laws of the State of Texas, excluding that body law known as conflict of laws.

     18.6 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

     18.7 The headings used in this Agreement are for convenience only and shall not be used to construe or interpret this Agreement.

     18.8 No amendment, modification, addition or deletion to this Agreement shall be effective unless it is in writing and signed by both parties.

     18.9 This Agreement may be executed in any number of counterparts, and all of which shall constitute one instrument.


                                     -16-
*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separtely with the Securities and Exchange Commission.

     In witness whereof, Ramp and Compaq have caused this Agreement to be executed and delivered in duplicate.

Ramp Networks, Inc.                 Compaq Computer Corporation

/s/ Mahesh Veerina                  /s/ [***]
--------------------------          -------------------------------
Signature        (date)             Signature             (date)


MAHESH VEERINA                      [* * *]
--------------------------          -------------------------------
Name                                Name


PRESIDENT & CEO                     VICE PRESIDENT, COMMUNICATION PRODUCTS
--------------------------          -------------------------------
Title                               Title


                                     -17-
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Such material has been filed separately with the Securities and Exchange
Commission.

                                   EXHIBIT A

                                   [* * *]

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                   Exhibit B
                            Milestones and Schedule

Deliver Beta version of Licensed Product    [* * *]

[* * *]                                     [* * *]

[* * *]                                     [* * *]


*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                   Exhibit C

                              Compaq Deliverables

[* * *].

Software interface specifications for interoperability with Compaq's [* * *]

The following [* * *] shall be [* * *] to Ramp pursuant to the [* * *] attached hereto as Appendix A to Exhibit C;

          - [* * *]
          - [* * *]

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

                                    COMPAQ

                                    [* * *]

*Material has been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.